UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2013

First Commonwealth Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Philadelphia Street, Indiana, PA	15701
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (724) 349-7220
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 23, 2013, First Commonwealth Financial Corporation (the “Company”) held its annual meeting of shareholders. At the annual meeting, shareholders of the Company: (1) elected James G. Barone, Julie A. Caponi, Ray T. Charley, Gary R. Claus, David S. Dahlmann, Johnston A. Glass, Jon L. Gorney, David W. Greenfield, Luke A. Latimer, James W. Newill, T. Michael Price, Laurie S. Singer and Robert J. Ventura to the Board of Directors for terms expiring in 2014; (2) approved the ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013; and (3) approved the advisory vote on the compensation of the Company's named executive officers. The final results of voting on each of the matters submitted to a vote of security holders during the annual meeting are as follows.

1. Election of Directors	For	Withheld	Abstain	Broker Non-Vote
James G. Barone	69,182,904	2,224,308	—	13,879,988
Julie A. Caponi	69,225,400	2,181,812	—	13,879,988
Ray T. Charley	69,303,140	2,104,072	—	13,879,988
Gary R. Claus	69,183,874	2,223,338	—	13,879,988
David S. Dahlmann	69,183,307	2,223,905	—	13,879,988
Johnston A. Glass	69,267,060	2,140,152	—	13,879,988
Jon L. Gorney	69,205,925	2,201,287	—	13,879,988
David W. Greenfield	69,137,166	2,270,046	—	13,879,988
Luke A. Latimer	68,808,180	2,599,032	—	13,879,988
James W. Newill	69,087,863	2,319,349	—	13,879,988
T. Michael Price	69,271,318	2,135,894	—	13,879,988
Laurie Stern Singer	68,609,940	2,797,272	—	13,879,988
Robert J. Ventura	69,225,323	2,181,889	—	13,879,988

	For	Against	Abstain
2. Ratification of KPMG LLP as independent registered public accountants	83,407,893	1,372,115	507,192

	For	Against	Abstain	Broker Non-Vote
3. Approval of the advisory vote on executive compensation	69,413,731	2,697,315	901,799	12,274,355

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 25, 2013

FIRST COMMONWEALTH FINANCIAL CORPORATION

By:	/s/ ROBERT E. ROUT
Name:	Robert E. Rout
Title:	Executive Vice President and
Chief Financial Officer